As filed with the Securities and Exchange Commission on May 19, 2008
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

THE WARNACO GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4032739
(State of Incorporation)	(I.R.S. Employer Identification No.)
__________________________

501 Seventh Avenue
New York, New York  10018
(Address of Principal Executive Offices) (Zip Code)
__________________________

The Warnaco Group, Inc. Amended and Restated 2005 Stock Incentive Plan
(Full Title of the Plan)
__________________________

Ericka N. Alford, Esq.
Vice President, Associate General Counsel and Assistant Secretary
The Warnaco Group, Inc.
501 Seventh Avenue
New York, New York  10018

(Name and Address of Agent for Service)

(212) 287-8000
(Telephone Number, Including Area Code, of Agent for Service)
_________________________

With Copy To:

Alan C. Myers, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
(212) 735-3000
_________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, par value $0.01 per share	750,000 (2)	$50.13	$37,597,500	$1,478
Total	750,000	$50.13	$37,597,500	$1,478

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional shares of common stock which may be issued pursuant to The Warnaco Group, Inc. Amended and Restated 2005 Stock Incentive Plan (the "2005 Plan") as a result of stock splits, stock dividends or similar transactions.

(2)
Represents 750,000 additional shares of common stock authorized to be issued under the 2005 Plan. Shares available for issuance under the 2005 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on May 23, 2005 (Registration No. 333-125159).

(3)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the registrationfee upon the basis of the average of the high and low prices of the common stock of The Warnaco Group, Inc. on May 16, 2008 as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on May 23, 2005 with respect to Registrant’s 2005 Stock Incentive Plan (Registration No. 333-125159).

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the shares of common stock to be registered in connection with this registration statement will be passed upon by Ericka N. Alford, Vice President, Associate General Counsel and Assistant Secretary of the Company.  As of May 16, 2008, Ms. Alford owns 4,481 shares of the Company's common stock (of which 3,217 are shares of restricted stock) and holds options to acquire an aggregate of 15,450 shares of common stock (which includes options to acquire an aggregate of 3,750 shares of common stock that have not yet vested).  In addition, pursuant to the 2005 Plan, Ms. Alford is eligible to receive shares of the Company's common stock and options to purchase additional shares of common stock.

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of The Warnaco Group, Inc. (incorporated by reference to Exhibit 1 to the Form 8-A/A filed by The Warnaco Group, Inc. on February 4, 2003).*
4.2	Second Amended and Restated Bylaws of The Warnaco Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by The Warnaco Group, Inc. on January 11, 2008).*
4.3
Registration Rights Agreement, dated as of February 4, 2003, among The Warnaco Group, Inc. and certain creditors thereof (as described in the Registration Rights Agreement) (incorporated by reference to Exhibit 4.5 to The Warnaco Group, Inc.’s Form 8-K filed February 10, 2003).*

5.1	Opinion of Ericka N. Alford, Vice President, Associate General Counsel and Assistant Secretary of the Company, regarding the legality of the shares of Common Stock being offered hereby.†
23.1	Consent of Ericka N. Alford, Vice President, Associate General Counsel and Assistant Secretary of the Company (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.†
24.1	Powers of attorney (included on signature pages herein).
_______________
*	Previously filed.
†	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 19th day of May, 2008.

THE WARNACO GROUP, INC.

By:	/s/ Lawrence R. Rutkowski
Lawrence R. Rutkowski
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Joseph R. Gromek and Ericka N. Alford, or either of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 filed herewith, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Joseph R. Gromek Joseph R. Gromek	Director, President and Chief Executive Officer (Principal Executive Officer)	May 19, 2008
/s/ Lawrence R. Rutkowski Lawrence R. Rutkowski	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2008
/s/ Charles R. Perrin Charles R. Perrin	Non-Executive Chairman of the Board of Directors	May 19, 2008
/s/ David A. Bell David A. Bell	Director	May 19, 2008
/s/ Robert A. Bowman Robert A. Bowman	Director	May 19, 2008
/s/ Richard Karl Goeltz Richard Karl Goeltz	Director	May 19, 2008
/s/ Sheila A. Hopkins Sheila A. Hopkins	Director	May 19, 2008
/s/ Nancy A. Reardon Nancy A. Reardon	Director	May 19, 2008
/s/ Donald L. Seeley Donald L. Seeley	Director	May 19, 2008
/s/ Cheryl Nido Turpin Cheryl Nido Turpin	Director	May 19, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of The Warnaco Group, Inc. (incorporated by reference to Exhibit 1 to the Form 8-A/A filed by The Warnaco Group, Inc. on February 4, 2003).*
4.2	Second Amended and Restated Bylaws of The Warnaco Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by The Warnaco Group, Inc. on January 11, 2008).*
4.3
Registration Rights Agreement, dated as of February 4, 2003, among The Warnaco Group, Inc. and certain creditors thereof (as described in the Registration Rights Agreement) (incorporated by reference to Exhibit 4.5 to The Warnaco Group, Inc.’s Form 8-K filed February 10, 2003).*

5.1	Opinion of Ericka Alford, Vice President, Associate General Counsel and Assistant Secretary of the Company, regarding the legality of the shares of Common Stock being offered hereby.†
23.1	Consent of Ericka Alford, Vice President, Associate General Counsel and Assistant Secretary of the Company (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.†
24.1	Powers of attorney (included on signature pages herein).
_______________
*	Previously filed.
†	Filed herewith.